                                                                    EXHIBIT 11.1

                    TCS ENTERPRISES, INC. AND SUBSIDIARIES
                 Computation of Net Earnings (Loss) Per Share


                                                                Three Months
                                                     -------------------------------------
                                                          Ended                Ended
                                                      March 31, 1995       March 31, 1994
                                                     ----------------     ----------------
PRIMARY:

     Averages shares outstanding                          5,823,000            5,198,000

     Dilutive common stock options
       based on the treasury stock method                         0                    0

     Dilutive common stock warrants
       based on the treasury stock method                         0                    0
                                                     ----------------     ----------------

                                                          5,823,000            5,198,000
                                                     ================     ================

Net earnings (loss)                                    $   (237,000)        $ (1,018,000)
                                                     ================     ================

Net earnings (loss) per share                          $      (0.04)        $      (0.20)
                                                     ================     ================


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